Exhibit 99.1

SAN RAFAEL BANCORP

851 Irwin Street

San Rafael, CA  94901

(415) 454-1212

November 4, 2003

Contact:  Michael Moulton, CFO 415-455-4593

For Immediate Release

San Rafael Bancorp third quarter earnings up 36%

San Rafael Bancorp and its subsidiary, Tamalpais Bank, reported record third quarter earnings and continuing record levels of total assets, loans, and deposits.  San Rafael Bancorp’s net income for the third quarter of 2003 totaled $686,000, a 36% increase over net income for the third quarter of 2002 of $506,000 and a 1.5% decrease over net income for the second quarter of 2003 of $697,000.  Fully diluted earnings per share increased to $0.22 for the third quarter of 2003, up 36.1% from $0.16 per share for the third quarter of 2002, and flat from $0.22 per share for the second quarter of 2003.  The return on shareholder’s equity for the third quarter of 2003 was 21.4%, up from 19.6% in the third quarter of 2002 and down from 22.8% in the second quarter of 2003.  Tamalpais Bank now has three branches in Marin County, up from one branch one year ago and continues to experience solid growth in market share and revenue.  This marks the fortieth consecutive quarter of profits for San Rafael Bancorp.

San Rafael Bancorp’s net income for the nine months ended September 30, 2003 totaled $2,070,000, a 45% increase over net income for the first nine months of 2002.  Fully diluted earnings per share increased to $0.65 for the nine months ended September 30, 2003, up 41% from $0.46 per share for the first nine months of 2002.  The return on shareholder’s equity for the nine months ended September 30, 2003 was 22.7%, up from 19.5% for the first nine months of 2002.

The total assets of San Rafael Bancorp and its subsidiary increased to an all time high of $297 million as of September 30, 2003, up 15% from the $258 million in total assets as of September 30, 2003 and up 4% from $286 million as of June 30, 2003.  For the twelve months ended September 30, 2003, Tamalpais Bank’s loans have grown by $63 million (38%), and deposits increased by $47 million (30%).  Tamalpais Bank’s new branches have been generating an increasing amount of loan and deposit volume from private banking clients, and its wholesale lending throughout the Bay Area continues to grow as well.  Tamalpais Bank has also taken advantage of the historically low interest rate environment by locking in long term borrowings and acquiring longer term institutional deposits.

“Our results over the first nine months of the year have exceeded our expectations and our plan,” said Mark Garwood, President of Tamalpais Bank.  “We are particularly pleased with the volume of new loans we have seen this year.  Year-to-date loan originations through September have totaled $114 million, up $21 million, or 23%, from the first nine months of 2002.  Multifamily and commercial real estate lending, primarily through our network of over 150 approved mortgage brokers, represented 66% of loans originated in 2003 and continues to be our largest source of new loans.  We have also seen increased volumes in residential, consumer, and commercial loans this year.  Originations for these loans have increased 42% in the first nine months of 2003 over the same period in 2002.  This increased retail loan volume can be attributed to our new branches in Mill Valley and Greenbrae, and our increased emphasis on private banking, business development, and investment advisory services.”

“The rapid growth in our loan portfolio has been achieved without compromising credit quality.  We had no non-performing loans as of September 30th, and we are the only bank I know of with no loan charge offs over the last six years.  We’ve also been pleased with recent economic trends showing stabilized unemployment rates and increasing corporate profits.  We believe these trends bode well for our existing loan portfolio and for our prospects of continued strong loan growth.”

“We’ve continued to provide our shareholders with solid returns” said Michael Moulton, Chief Financial Officer of San Rafael Bancorp and Tamalpais Bank.  “During the third quarter our return on shareholder’s equity has averaged 21.7% and over the last twelve months our return on shareholder’s equity has averaged 22.8%.  We’ve been able to maintain this consistent performance despite expensing approximately $38,000 in costs associated with, but not directly attributable to, the current offering in San Rafael Bancorp stock.”

“We can see our efforts over the last year now materializing in increased performance.  Our Mill Valley branch, which opened a year ago, is now very close to breaking even, and the Greenbrae branch, which opened in May of this year, has the lowest cost of funds of our three branches.  We’ve also taken advantage of the very low interest rates experienced earlier in the year by locking in long term fixed rate borrowings, and have grown our assets primarily in adjustable rate loans.  The growth in the branches, the quality of our loan portfolio and the ability to lock in low cost funding all bode well for our financial performance in the fourth quarter.”

Tamalpais Bank, with branched located in San Rafael, Mill Valley, and Greenbrae, has $297 million in assets and $205 million in deposits.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of San Rafael Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of Tamalpais Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged, and (5) other risks detailed in the San Rafael Bancorp filings with the Securities and Exchange Commission.

SAN RAFAEL BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

(Unaudited)

	September 30th,		Difference	Difference	June 30 2003	Difference vs. June 30, 2003	Difference vs. June 30, 2003
	2003	2002
			($)	(%)		($)	(%)
ASSETS
Cash and due from banks	$6,486,050	$10,772,066	$(4,286,016)	-39.8%	$6,892,307	$(406,256)	-5.9%
Federal funds sold	820,869	2,510,177	(1,689,308)	-67.3%	466,913	353,956	75.8%
Investment in money market fund	0	0	0	N/A	0	0	N/A
Total cash and cash equivalents	7,306,919	13,282,243	(5,975,324)	-45.0%	7,359,220	(52,300)	-0.7%

Investments securities
Available-for-sale	30,634,308	68,503,517	(37,869,209)	-55.3%	30,246,650	387,658	1.3%
Held-to-maturity	22,076,106	4,267,450	17,808,656	417.3%	27,406,966	(5,330,860)	-19.5%
Stock in FHLB of San Francisco	3,378,500	4,341,400	(962,900)	-22.2%	3,520,600	(142,100)	-4.0%

Loans receivable, net	227,026,427	164,357,508	62,668,919	38.1%	211,795,847	15,230,580	7.2%
Property and equipment, net	1,562,329	799,173	763,156	95.5%	1,573,542	(11,213)	-0.7%
Other Real Estate Owned	0	0	0	N/A	0	0	N/A
Interest receivable and other assets	4,315,442	2,078,162	2,237,280	107.7%	3,461,579	853,863	24.7%
Deferred Tax Asset	844,548	543,900	300,648	55.3%	858,832	(14,285)	-1.7%
Total assets	$297,144,580	$258,173,353	$38,971,227	15.1%	$286,223,236	$10,921,343	3.8%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Customer Deposits
Noninterest-bearing accounts	$8,306,269	$5,020,685	$3,285,584	65.4%	$7,267,382	$1,038,887	14.3%
Savings and interest-bearing accounts	87,064,360	68,875,024	18,189,336	26.4%	81,299,429	5,764,931	7.1%
Investment certificates	109,542,944	83,687,356	25,855,588	30.9%	109,211,121	331,823	0.3%
	204,913,573	157,583,065	47,330,508	30.0%	197,777,932	7,135,641	3.6%

Other Borrowings	67,569,220	79,178,538	(11,609,318)	-14.7%	64,741,757	2,827,463	4.4%
Trust Preferred Securities	10,000,000	9,760,214	239,786	2.5%	10,000,000
Accrued interest payable and other liabilities	1,291,980	932,083	359,897	38.6%	1,146,632	145,349	12.7%
Total other Liabilities	78,861,200	89,870,835	(11,009,635)	-12.3%	75,888,389	2,972,812	3.9%

Total Liabilities	283,774,773	247,453,900	36,320,873	14.7%	273,666,321	10,108,453

Shareholders’equity:
Common stock	3,695,406	4,218,350	(522,944)	-12.4%	3,695,406	0	0.0%
Retained Earnings	9,433,604	6,501,103	2,932,501	45.1%	8,747,139	686,465	7.8%
Accumulated other comprehensive income	240,798		240,798	N/A	114,371	126,427	110.5%
Total stockholders’ equity	13,369,807	10,719,453	2,650,354	24.7%	12,556,915	812,892	6.5%

Total liabilities and shareholders’ equity	$297,144,580	$258,173,353	$38,971,227	15.1%	$286,223,236	$10,921,345	3.8%

SAN RAFAEL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended				Three Months Ended				Nine Months Ended
	Sept. 30, 2003	Sept. 30, 2002	Difference	Difference	Sept. 30, 2003	June 30, 2003	Difference	Difference	Sept. 30, 2003	Sept. 30, 2002	Difference
			($)	(%)			($)	(%)			($)
Interest income:
Interest and fees on loans	$3,891,353	$3,058,073	$833,280	27.25%	$3,891,353	$3,760,442	$130,911	3.48%	$11,196,555	$8,423,547	$2,773,008
Interest on federal funds sold	$3,005	36,511	(33,506)	-91.77%	$3,005	4,460	(1,455)	-32.63%	12,811	84,950	(72,139)
Interest on other investments	$362,542	387,153	(24,611)	-6.36%	$362,542	353,439	9,103	2.58%	1,409,456	446,193	963,263
Interest on CDs	$34,739	83,711	(48,972)	-58.50%	$34,739	38,135	(3,396)	-8.91%	132,292	248,589	(116,297)
Total interest income	4,291,639	3,565,448	726,191	20.37%	4,291,639	4,156,477	135,162	3.25%	12,751,114	9,203,279	3,547,835

Interest expense on customer deposits	1,034,436	1,001,651	32,785	3.27%	1,034,436	1,084,649	(50,213)	-4.63%	3,223,899	3,006,115	217,784
Interest expense on borrowings	504,285	503,846	439	0.09%	504,285	373,897	130,388	34.87%	1,530,165	749,661	780,504
Total interest expense	1,538,721	1,505,497	33,224	2.21%	1,538,721	1,458,546	80,175	5.50%	4,754,064	3,755,776	998,288

Net Interest Income	2,752,918	2,059,951	692,967	33.64%	2,752,918	2,697,931	54,987	2.04%	7,997,050	5,447,503	2,549,547
Provision for possible loan losses	167,000	225,122	(58,122)	-25.82%	167,000	162,500	4,500	2.77%	568,956	475,122	93,834
Net interest income after provision	2,585,918	1,834,829	751,089	40.94%	2,585,918	2,535,431	50,487	1.99%	7,428,094	4,972,381	2,455,713

Other income:
Loan Related Fee Income	20,347	50,780	(30,433)	-59.93%	20,347	30,156	(9,809)	-32.53%	93,033	212,650	(119,617)
Savings Related Fee Income	126,447	44,198	82,249	186.09%	126,447	115,381	11,066	9.59%	307,628	88,086	219,542
Gain on Sale of Investments	(1,175)	0	(1,175)	100.00%	(1,175)	0	(1,175)	100.00%	(1,175)	0	(1,175)
Equity in Income os Subsidiary	0	0	0	0.00%	0	0	0	0.00%	0	0	0
Total other income	145,619	94,978	51,816	54.56%	145,619	145,537	82	0.06%	399,486	300,736	99,925

Other operating expenses:
Personnel Expenses	875,352	557,332	318,020	57.06%	875,352	848,890	26,462	3.12%	2,499,586	1,643,333	856,253
Occupancy Expenses	155,489	61,287	94,202	153.71%	155,489	148,885	6,604	4.44%	419,793	166,901	252,892
Furniture, Fixtures, & Eqpt.	52,140	37,497	14,643	39.05%	52,140	70,164	(18,024)	-25.69%	180,958	120,757	60,201
Advertising and Promotion	97,228	56,210	41,018	72.97%	97,228	49,637	47,591	95.88%	206,850	139,054	67,796
Data Processing Expenses	49,482	37,589	11,893	31.64%	49,482	40,170	9,312	23.18%	136,122	100,998	35,124
Other Administrative Expeses	362,380	262,955	99,425	37.81%	362,380	349,811	12,569	3.59%	957,639	712,671	244,968
Total operating expenses	1,592,071	1,012,870	579,201	57.18%	1,592,071	1,507,558	84,513	5.61%	4,400,947	2,883,714	1,517,233

Net Operating Income	1,139,465	916,937	222,528	24.27%	1,139,465	1,173,410	(33,944)	-2.89%	3,426,632	2,389,403	1,037,229

Income Tax Expense	453,000	411,000	42,000	10.22%	453,000	476,500	(23,500)	-4.93%	1,357,072	958,500	398,572

Net Income	686,465	505,937	180,528	35.68%	686,465	696,910	(10,444)	-1.50%	2,069,560	1,430,903	638,657

Financial Highlights

	As of September 30th,
	2003	2002	% Change
Total assets	$297,144,580	$258,173,353	15.09%
Total loans	227,026,427	164,357,508	38.13%
Total deposits	204,913,573	157,583,065	30.04%
Total shareholder’s equity	13,369,807	10,719,453	24.72%

	Three Months Ended
	Sept. 30th, 2003	Sept. 30th, 2002	% Change
Net interest income	2,752,918	2,059,951	33.64%
Provision for possible loan losses	167,000	225,122	-25.82%
Non-interest income	145,619	94,978	53.32%
Non-interest expense	1,592,071	1,012,870	57.18%
Net income	686,465	505,937	35.68%

	Three Months Ended
	Sept. 30th, 2003	June 30, 2003	% Change
Net interest income	2,752,918	2,697,931	2.04%
Provision for possible loan losses	167,000	162,500	2.77%
Non-interest income	145,619	145,537	0.06%
Non-interest expense	1,592,071	1,507,558	5.61%
Net income	686,465	696,910	-1.50%

	Nine Months Ended
	Sept. 30th, 2003	Sept. 30th, 2002	% Change
Net interest income	7,997,050	5,447,503	46.80%
Provision for possible loan losses	568,956	475,122	19.75%
Non-interest income	399,486	300,736	32.84%
Non-interest expense	4,400,947	2,883,714	52.61%
Net income	2,069,560	1,430,903	44.63%